Exhibit (c)(2)

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Exhibit (c)(1)

Financial Valuation Group

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Fairness Opinion

As of October 7, 2003

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Contents

Transaction Terms

Post-Restructuring Valuation Range

Valuation Analysis

• Dividend Yield Analysis

• Funds From Operations (FFO) Analysis

• Net Asset Value (NAV) Analysis

Preferred Stock Series A Opinion

Common Stock Opinion

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Transaction Terms

•      The terms of the restructuring plan are:

•      A reverse split of the Common Shares outstanding by a ratio of one share for every four shares outstanding

•      An exchange of Common Stock for each share of Series A Preferred Stock, with an exchange ratio currently estimated to be 1.05 shares of Reverse Stock Split Common Stock for each share of Series A Preferred Stock

•      An exchange of Common Stock for each share of Series B Preferred Stock, with an exchange ratio currently estimated to be 0.35 of a share of Reverse Stock Split Common Stock for each share of Series B Preferred Stock

Post-Restructuring Valuation Range

•      Methods Applied

	Low	High

Dividend Yield Analysis	$18.65	$23.23

FFO Analysis	$16.71	$18.88

NAV Analysis	$17.31	$21.86

Average	$17.55	$21.33

Valuation Analysis

Dividend Yield Analysis

Comparable Company	Ticker	Stock Price	Dividend	Dividend Yield

Acadia Realty Trust	AKR	$11.48	$0.58	5.1%
Developers Divers Realty	DDR	$31.00	$1.64	5.3%
Federal Realty Investment	FRT	$37.95	$1.96	5.2%
Kimco Realty	KIM	$41.90	$2.16	5.2%
Macerich Company	MAC	$39.75	$2.28	5.7%
New Plan Excel Realty	NXL	$23.74	$1.65	7.0%
Pan Pacific Realty	PNP	$44.52	$2.04	4.6%
Regency Centers	REG	$37.32	$2.08	5.6%
Weingarten Realty Investors	WRI	$45.47	$2.34	5.1%

Price Legacy Corporation	XLG	$3.65

Low:				4.6%
High:				7.0%
Average:				5.4%
Median:				5.2%

•      The value range was established with consideration of Price Legacy’s quality real estate portfolio and potential for growth in the next few years

•      Using estimated common dividends to be distributed in 2003 and the observed dividend yield range, we calculated a range of Price Legacy’s value per share

	Low	High

Fair Market Value Per Share	$16.05	$20.64

Plus: Non-Core Asset Value Per Share	2.59	2.59

Fair Market Value Per Share	$18.65	$23.23

•      As the value indications represent that of core operations, the per-share value of non-core assets (i.e., raw land and real property) was added to derive the total value per share

NON CORE PROPERTIES	Estimated Market Value (1)

Total Properties Held for Sale	$49,850
Total Raw Land Held for Sale	70,640
Total Non Core Properties ($000s)	$120,490

Divide by Toal Number of Shares	46,483,746

Total Non Core Properties Value per Share	$2.59

(1) Estimated market value based on management’s estimates.

Funds From Operations (FFO) Analysis

•      Estimated FFO data for comparable companies were from industry publications and analyst research reports

•      The value range was established with consideration of Price Legacy’s quality real estate portfolio and potential for growth in the next few years

Comparable Company	Ticker	2002 FFO / Share	2003E Pro Forma FFO /	2004E FFO / Share	2002 - 2003 YOY FFO	2003 - 2004 YOY FFO	Price/ 2003E FFO

Acadia Realty Trust	AKR	$1.00	$0.94	$0.98	-6.0%	4.3%	12.2
Developers Divers Realty	DDR	$2.50	$2.70	$2.88	8.0%	6.7%	11.5
Federal Realty Investment	FRT	$2.63	$2.60	$2.81	-1.1%	8.1%	14.6
Kimco Realty	KIM	$3.03	$3.23	$3.41	6.6%	5.6%	13.0
Macerich Company	MAC	$3.26	$3.55	$3.82	8.9%	7.6%	11.2
New Plan Excel Realty	NXL	$1.88	$1.94	$2.02	3.2%	4.1%	12.2
Pan Pacific Realty	PNP	$2.94	$3.26	$3.50	10.9%	7.4%	13.7
Regency Centers	REG	$2.91	$3.03	$3.25	4.1%	7.3%	12.3
Weingarten Realty Investors	WRI	$3.26	$3.44	$3.71	5.5%	7.8%	13.2

Price Legacy Corporation	XLG	NA	$1.12	$1.07	NA	-4.5%

Low:		$1.00	$0.94	$0.98	-6.0%	4.1%	11.2
High:		$3.26	$3.55	$3.82	10.9%	8.1%	14.6
Average:		$2.60	$2.74	$2.93	4.5%	6.5%	12.7
Median:		$2.91	$3.03	$3.25	5.5%	7.3%	12.3

•      Price Legacy’s 2003 FFO was adjusted exclude net operating income (NOI) from non-core assets

•      Per-share values of non-core assets were again added to each value indication

	Low	High

Fair Market Value Per Share	$14.12	$16.29

Plus: Non-Core Asset Value Per Share	2.59	2.59

Fair Market Value Per Share	$16.71	$18.88

Net Asset Value (NAV) Analysis

•      We reviewed management-provided information and prepared capitalization rates for each property in the core asset portfolio

•      We reviewed and relied on management-provided market value of non-core assets

•      We reviewed and relied on management-provided market value of notes receivables

•      NAV is derived as the difference between the market value of assets and the market value of liabilities

•  As evidenced by the table to the right the market provides a premium to the NAV

•  The range was established using the average and high of observed premiums

Comparable Company	Ticker	NAV/Share	Price / NAV per Share

Acadia Realty Trust	AKR	$10.04	114.3%
Developers Divers Realty	DDR	NA	NA
Federal Realty Investment	FRT	$34.62	109.6%
Kimco Realty	KIM	$40.23	104.2%
Macerich Company	MAC	$31.51	126.2%
New Plan Excel Realty	NXL	$17.52	135.5%
Pan Pacific Realty	PNP	$33.97	131.1%
Regency Centers	REG	$30.80	121.2%
Weingarten Realty Investors	WRI	$43.56	104.4%

Price Legacy Corporation	XLG	$16.13

Low:		$10.04	104.2%
High:		$43.56	135.5%
Average:		$30.28	118.3%
Median:		$32.74	117.8%

		Fair Market Value
	Book Value	Low	Variation	High	Variation

ASSETS

Cash and Cash Equivalents	$17,709	$17,709	100.0%	$17,709	100.0%
Restricted Cash	11,289	11,289	100.0%	11,289	100.0%
Accounts Receivable	7,436	7,436	100.0%	7,436	100.0%
Notes Receivable	58,967
		33,348	45.1%	33,348	45.1%
Interest Receivable	14,930
Deferred Rents	9,898	9,898	100.0%	9,898	100.0%
Other Assets	15,675	5,000	31.9%	5,000	31.9%

Current Assets	135,904	84,680	62.3%	84,680	62.3%

Fixed Assets
Total Core Properties		987,022		1,052,140
Total Properties Held for Sale		120,490		120,490
	Not Available		Not Available		Not Available
Developed Projects		56,315		60,069
Joined Venture Properties		6,562		6,979

Total Fixed Assets	1,129,195	1,170,389	103.6%	1,239,678	109.8%

Total Assets	$1,265,099	$1,255,070	99.2%	$1,324,358	104.7%

LIABILITIES

Mortgages and notes payable	$486,256	$486,256	100.0%	$486,256	100.0%
Revolving Line of Credit	64,700	64,700	100.0%	64,700	100.0%
Accounts Payable and Other Liabilities	25,214	25,214	100.0%	25,214	100.0%
Commitments	595	595	100.0%	595	100.0%

Total Liabilities	$576,765	$576,765	100.0%	$576,765	100.0%

Indicated Net Asset Value			$678,305	$747,593

Indicated Net Asset Value of Price Legacy Corporation (Rounded)			$680,000	$750,000

Number of Share of Common Stock Outstanding			46,483,746	46,483,746

Indicated Per Share Net Asset Value of Price Legacy Corporation			$14.63	$16.13

Multiply Price/NAV Premium			118.3%	135.5%

Indicated Per Share Net Asset Value of Price Legacy Corporation			$17.31	$21.86

Preferred Series A Opinion

•      Value range

	Prices	Estimated Values

10/7/03 Market Price	16.24
Converted Market Price	17.05	17.55	21.33
Redemption Price	16.00
Dividends	1.40 pre-transaction	1.12 estimated post-transaction

•      Considerations

•      Likely redemption (at $16/share) for remaining Series A Preferred shareholders

•      Potential market cap appreciation

•      Enhanced voting power

•      Enhanced analyst coverage

•      Greater institution participation

Common Stock Opinion

•      Value range

	Prices*	Estimated Values

10/7/03 Market Price	14.60	17.55	21.33
Current Dividend	none
Estimated Dividend	1.12

*For comparison purposes, the market price reflect the 4 to 1 reverse stock split.

•      Considerations

•      Potential market cap appreciation

•      Enhanced board representation

•      Enhanced analyst coverage

•      Greater institution participation